Exhibit 10.1
TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between Silvija Martincevic (“Employee”) and Affirm, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company;
WHEREAS, Employee signed an offer letter with the Company on March 12, 2019 (the “Offer Letter”);

WHEREAS, Employee signed a Confidentiality and Inventions Assignment Agreement with the Company on April 28, 2019 (the “Confidentiality Agreement”);

WHEREAS, Employee signed an Arbitration Agreement with the Company on April 28, 2019 (the “Arbitration Agreement”);
WHEREAS, the Company and Employee have entered into certain equity agreements, as more fully detailed on Exhibit A attached hereto, including Stock Option Agreements granting Employee the options to purchase shares of the Company’s common stock (“Options”), and Restricted Stock Unit Agreements granting Employee the right to receive shares of Company common stock upon satisfying certain vesting requirements (“RSUs”, collectively with the Options, the “Equity Awards”), subject to the terms and conditions of the Company’s Amended and Restated 2012 Stock Plan (the “Plan”) and the Option and RSU award agreements (the Equity Award Agreements, and together with the Plan, the “Equity Documents”);

WHEREAS, Employee and the Company mutually agree that Employee’s employment with the Company will terminate, and Employee will cease serving as Chief Commercial Officer of the Company, on June 30, 2022 (the “Termination Date”);

WHEREAS, Employee and the Company mutually agree that Employee will become a non-employee advisor for the Company upon the terms and conditions set forth in this Agreement (such period the “Advising Period”) during the period commencing on July 1, 2022 and ending on December 31, 2022 (such date the “Service Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.Termination Date. Employee’s last day of employment with the Company will be the Termination Date, and Employee will cease serving as Chief Commercial Officer of the Company as of the Termination Date. Through the Termination Date, Employee will continue to be eligible to receive all salary, bonus, equity and benefits in effect as of the date of this Agreement, in accordance with the terms of the applicable plans and programs. For the avoidance of doubt, Employee will continue to be eligible to participate in the Company’s fiscal 2022 Cash Incentive Plan and receive a bonus payment, in an amount to be determined by the Company in the

Company’s sole discretion, which bonus payment will be made in or around September 2022. Notwithstanding the above, in no event shall this bonus amount be lower than the bonus amount paid to similarly situated employees.
2.Advisory Services. Upon the terms and conditions set forth in this Agreement, during the Advising Period (as defined in the above Recitals), Employee will provide the Company with post-termination advisor services, as a former employee of the Company, to assist with various matters as may be agreed upon by the Parties (the “Advisory Services”). Employee understands and agrees that during the Advising Period, Employee will serve as an independent contractor, not as an employee or agent of the Company, and will not be entitled to participate in any employee benefit plans during the Advising Period (other than continued vesting of Employee’s Options and RSUs during the Advising Period in accordance with the Equity Documents as set forth below).
3.Termination Consideration. As consideration for employee executing this Agreement and performing the Advisory Services, the Company agrees to pay Employee a total of Two-Hundred Thirty-Seven Thousand Five Hundred Dollars ($237,500), less applicable withholdings and deductions, within thirty (30) days after the Effective Date (the “Termination Consideration”).
4.Equity Awards. Employee acknowledges and agrees that a true and correct summary of the terms of all Equity Awards granted to Employee under the Plan is set forth on Exhibit A attached hereto, which summary reflects the extent to which the Equity Awards are scheduled to vest as of each of the Termination Date and the Service Separation Date. The Parties agree that during the Advising Period the Equity Awards will continue vesting in accordance with their respective schedules as set forth in the respective Equity Award Agreements and that the Equity Documents will continue to govern the terms and conditions of the Equity Awards.
5.Benefits. Employee’s health insurance benefits shall cease on June 30, 2022 (the “Benefits Termination Date”), subject to Employee’s right to continue Employee’s health insurance under COBRA (as defined below). Employee’s participation in all employee benefit plans, including, but not limited to, the accrual of bonuses, vacation, and paid time off, if any, will cease as of the Termination Date (other than continued vesting of Employee’s Options and RSUs during the Advising Period in accordance with the Equity Documents as set forth above).
6.Separation Consideration. In consideration of Employee’s timely execution and delivery of the Supplemental Release (as defined below), and Employee’s fulfillment of its terms and conditions, and provided that Employee does not revoke the Supplemental Release, the Company agrees as follows (the “Separation Consideration”):
(a)Six Month’s Salary. The Company shall pay a lump sum amount equal to six (6) months of Employee’s salary within fifteen (15) days following the Service Separation Date.
(b)COBRA. If the Employee timely elects to continue receiving group medical insurance under the continuation coverage rules of the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Company shall pay an amount equal, net of taxes, to the monthly employer contribution to the applicable medical benefits, as in effect on the Benefits Termination Date (as defined below), for a period of twelve (12) months following the Benefits Termination Date, or until Employee has secured health insurance coverage through another employer, whichever occurs first.
(c)Equity Award Acceleration. Effective on the Service Separation Date, the Equity Awards will become vested as to the portion of the Equity Awards that were otherwise scheduled to vest during the period commencing on January 1, 2023 through and including June 30,

2023. Any portion of the Equity Awards that is not vested following application of this paragraph is terminated effective as of the Service Separation Date. In all other respects, the Equity Awards will remain subject to the terms and conditions of the Equity Documents.
7.Supplemental Release. In exchange for the Separation Consideration, Employee agrees to execute, within ten (10) calendar days after the Service Separation Date, the Supplemental Release attached hereto as Exhibit B (the “Supplemental Release”); provided, however, the Parties agree to modify the Supplemental Release to comply with any new laws that become applicable prior to the end of the Advising Period. Employee understands and agrees that Employee will only be entitled to the Separation Consideration if Employee timely executes and delivers, and does not revoke, the Supplemental Release.
8.Acknowledgement. Employee acknowledges and agrees that: (i) Employee will not receive any compensation, benefits or other consideration in connection with the termination of Employee’s Employment with the Company, Employee providing the Advisory Services, or the execution of this Agreement or the Supplemental Release other than the Termination Consideration and the Separation Consideration; and (ii) that the Termination Consideration and the Separation Consideration shall satisfy all compensation, benefits or other consideration to which Employee may have otherwise been entitled in connection therewith, including, without limitation, any severance or other benefits to which Employee may be eligible to receive under the Company’s Officer Severance Plan.
9.Receipt of All Compensation and Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.
10.Release of Claims. In exchange for the Termination Consideration, Employee agrees that: (i) the promises and benefits provided for under this Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”), and (ii) Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Notwithstanding anything herein to the contrary, the general release of claims does not extend to claims by Employee for: (1) the Equity Awards to the extent vested as of the Service Separation Date (taking into account the acceleration of vesting provided for under paragraph 6(c) above); or (2) any right to indemnification by the Company (a) that Employee is entitled to pursuant to California Labor Code §2802, or (b) that Employee is entitled to pursuant to the terms of any written agreement with the Company. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.
11.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date (as defined below). The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
12.California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.
13.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
14.No Rights to Future Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company after the Termination Date, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company after the Termination Date.
15.Trade Secrets and Confidential Information. Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee remains bound by all other continuing obligations under the Confidentiality Agreement, including Employee’s confidentiality obligations thereof.
16.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity refers to: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) providing truthful information in response to a subpoena or other legal process. However, Employee understands and agrees that, by entering into this Agreement, Employee is releasing any and all individual claims for relief and is waiving Employee’s right to recover any damages or other equitable or injunctive relief of any claim or suit brought by or through any federal, state, or local government agency or other party. In addition, Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
17.No Disparagement. Employee agrees not to publicly or privately disparage the Company or its products, services, directors, officers, shareholders, employees, vendors, affiliates, successors or assigns with any written, electronic, or oral statement. Nothing in this Section shall prohibit Employee from providing truthful information in response to a subpoena or other legal process provided that Employee has properly notified the Company of such subpoena or other legal process as set forth below. Employee also agrees not to interfere with the Company’s relationships with current or prospective employees, suppliers, customers, investors, or business partners known or disclosed to Employee during the course of Employee’s employment with the Company. Further, except for Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or other legal process with respect to which Employee has timely provided notice to the Company as set forth below. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
18.Notification of Legal Process. If Employee receives a subpoena or court order or written request from an administrative agency or the legislature or other legal process relating to Employee’s employment with the Company (including Employee’s separation from the Company) or the services provided by Employee during the Advising Period, Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request or other legal process to:

Affirm, Inc.
Attention: Chief Legal Officer
650 California Street, 12th Floor
San Francisco, CA 94108

19.Cooperation. Employee agrees that, without additional compensation (other than reimbursement for reasonable out-of-pocket expenses), Employee will reasonably cooperate with and assist the Company (a) to transition Employee's job duties on an as-needed basis by responding to reasonable requests for information and answering questions, and (b) with any investigation, lawsuit, mediation, arbitration, or other proceeding to which the Company is subjected. Employee will make himself or herself available for preparation for, and attendance of, hearings, proceedings, mediations, arbitration or trial, including pre-trial or pre-arbitration discovery and trial, mediation or arbitration preparation. Employee further agrees to perform all reasonable acts and execute any documents that may be necessary to carry out the provisions of this paragraph.
20.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages.
21.No Admission of Liability. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
22.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
23.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT OR THE SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN MARIN COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO

ENFORCE THE ARBITRATION AWARD. THE COMPANY SHALL PAY THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
24.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).
25.Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 1 of this Agreement will be made no later than March 15, 2023. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.
26.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
27.Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. The Employee shall not assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.
28.Third Party Beneficiaries. The Parties acknowledge and agree that each of the Releasees, including, but not limited to, Parent and each of its Affiliates, is an intended third-party beneficiary of this Agreement and has the right to enforce and benefit from any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
29.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
30.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
31.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Arbitration Agreement, and the Equity Agreements.
32.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.
33.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions.
34.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Employee has seven (7) days after signing this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
35.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.
36.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)    Employee has read this Agreement;

(b)    Employee has a right to consult with counsel regarding this Agreement and has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)    Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Employee is fully aware of the legal and binding effect of this Agreement; and

(e)    Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        SILVIJA MARTINCEVIC, AN INDIVIDUAL

Dated: June 6, 2022    /s/ Silvija Martincevic
        Silvija Martincevic

        AFFIRM, INC.

Dated: June 6, 2022    By /s/ Max Levchin
        Max Levchin
        CEO

EXHIBIT A OF TRANSITION AGREEMENT

EQUITY AWARDS

III. Vesting at the end of the Advisory Services Agreements (with Acceleration Benefits)

Option /RSU Grant Number	Grant Date	Vesting Commencement Date	Strike Price	Granted Options & RSUs	Vested Options & RSUs	Unvested Options & RSUs	Exercised and vested Quantity	Post-Termination Exercise Period
ES-1375*	06/06/2019	04/29/2019	$8.80	800,000	800,000	0	184,899	7 years
ES-3763**	01/13/2021	01/01/2021	$49.00	347,143	121,500	225,643	0	7 years
ES-3290***	12/31/2021	01/01/2021	n/a	80,000	80,000	0	n/a	n/a
ES-3739****	01/13/2021	01/01/2021	n/a	88,163	30,857	57,306	n/a	n/a
Totals:				**1,315,306**	**1,032,357**	**282,949**	**184,899*******	

Options & RSU Grants marked with:
* vest on a standard 48-month schedule, commencing on the applicable vesting commencement date, with a one-year cliff.
** vests on a 54-month schedule, commencing on the applicable vesting commencement date, with a 6-month cliff for 5% of the total grant. 15% of the total grant vests quarterly for a year, 20% of the total grant vests quarterly for a year, 30% of the total grant vests quarterly for a year, 30% of the total grant vests quarterly for year.
*** contain both time-based and performance-based vesting conditions. The time-based vesting condition is based a standard 24-month schedule, commencing on the applicable vesting commencement date. The performance-based vesting condition will be satisfied on the first to occur of a Change in Control (as defined in the applicable RSU agreement) or the Company's Initial Public Offering (as defined in the applicable RSU agreement), in each case prior to the applicable expiration date for the RSU, as described in the applicable RSU award agreement.
**** contain both time-based and performance-based vesting conditions. The time-based vesting condition is based a standard 54-month schedule, commencing on the applicable vesting commencement date, with a 6-month cliff for 5% of the total grant. 15% of the total grant vests quarterly for a year, 20% of the total grant vests quarterly for a year, 30% of the total grant vests quarterly for a year, 30% of the total grant vests quarterly for year. The performance-based vesting condition will be satisfied on the first to occur of a Change in Control (as defined in the applicable RSU agreement) or the Company's Initial Public Offering (as defined in the applicable RSU agreement), in each case prior to the applicable expiration date for the RSU, as described in the applicable RSU award agreement.
*****reflects exercises through 6/5/2022

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EXHIBIT B OF TRANSITION AGREEMENT

SUPPLEMENTAL RELEASE

This Supplemental Release (the “Supplemental Release”) is made by and between Silvija Martincevic (“Advisor”) and Affirm, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Terms not defined herein have the meaning ascribed to them in the Transition Agreement (as defined below).

1.Consideration. In consideration for the Company’s payment of the Separation Consideration set forth in Section 6 of the Transition Agreement and Release signed between Advisor and the Company in or around [Insert Date] (the “Transition Agreement”), Advisor hereby extends Advisor’s release and waiver of claims to any claims that have arisen between the Effective Date (as such term is defined in the Transition Agreement) and the Supplemental Release Effective Date, as defined below.

2.Incorporation of Terms of Release Agreement. The Parties further acknowledge that the terms of the Transition Agreement shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release.

3.Acknowledgment of Waiver of Claims under ADEA. Advisor acknowledges that Advisor is waiving and releasing any rights Advisor may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Advisor agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Supplemental Release Effective Date. Advisor acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Advisor was already entitled. Advisor further acknowledges that Advisor has been advised by this writing that: (a) Advisor should consult with an attorney prior to executing this Supplemental Release; (b) Advisor has had twenty-one (21) days within which to consider this Supplemental Release; (c) Advisor has seven (7) days following Advisor’s execution of this Supplemental Release to revoke it; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Advisor from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Advisor signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Advisor hereby acknowledges that Advisor has knowingly and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Advisor acknowledges and understands that revocation must be accomplished by a written notification to the undersigned Company representative that is received prior to the Supplemental Release Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
4.Return of Company Property. Advisor’s signature below constitutes Advisor’s certification under penalty of perjury that Advisor has returned all documents and other items provided to Advisor by the Company, developed or obtained by Advisor in connection with Advisor’s service with the Company, or otherwise belonging to the Company, including, but not limited to, any and all property, documents, and files, work product, including any documents (in any recorded media, such as papers, computer disks and other data storage devices, copies, photographs, and maps) that relate in any way to the Company or the Company’s business. Advisor agrees that, to the extent that Advisor possesses any files, data, work product, or information relating in any way to the Company or the Company’s business on any personal computer, device, or account, Advisor will return to the Company and then delete those files, data, or information (and

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will retain no copies in any form). Advisor also will return any tools, equipment, calling cards, credit cards, access cards or keys, any keys to any filing cabinets, vehicles, vehicle keys, and all other property in any form prior to the date Employee executes this Supplemental Release.
5.Effective Date. Advisor understands that this Supplemental Release shall be null and void if not executed by Advisor, and returned to the Company, within ten (10) calendar days following the Service Separation Date. Advisor has seven (7) days after signing this Supplemental Release to revoke it. Advisor acknowledges and agrees that Advisor cannot execute this Supplemental Release before the date that Advisor’s service with the Company terminates. This Supplemental Release will become effective on the eighth (8th) day after Advisor signs it, so long as it has been signed by the Parties and has not been revoked before that date (the “Supplemental Release Effective Date”).
6.Voluntary Execution of Agreement. Advisor understands and agrees that Advisor executed this Supplemental Release voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Advisor’s claims against the Company and any of the other Releasees. Advisor acknowledges that: (a) Advisor has read this Supplemental Release; (b) Advisor has a right to consult with an attorney regarding this Supplemental Release and has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of Advisor’s own choice or has elected not to retain legal counsel; (c) Advisor understands the terms and consequences of this Supplemental Release and of the releases it contains; (d) Advisor is fully aware of the legal and binding effect of this Supplemental Release; and (e) Advisor has not relied upon any representations or statements made by the Company that are not specifically set forth in this Supplemental Release.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

        SILVIJA MARTINCEVIC, AN INDIVIDUAL

Dated: ________________, 2023
        Silvija Martincevic

        AFFIRM, INC.

Dated: ________________, 2023    By
        Max Levchin
        CEO

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